EXHIBIT 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of March 22, 2005, by and between PC MALL, INC., a Delaware corporation, (the “Company”), and Robert Newton, an individual (“Employee”).

RECITALS

WHEREAS, the Company and Employee entered into that certain Employment Agreement, effective June 8, 2004, setting forth the terms and conditions of Employee’s employment with the Company (the “Employment Agreement”);

WHEREAS, on February 9, 2005 the compensation committee of the Company’s board of directors approved the modification of the Employment Agreement as set forth herein; and

WHEREAS, the parties hereto mutually desire to amend the Employment Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:

1.         Section 4.2 of the Employment Agreement is hereby amended to read in its entirety as follows:

“4.2 If, however, the Company terminates Employee’s employment without Cause (as defined below in Section 4.4) at any point, upon execution of a severance and release agreement that is acceptable to the Company’s Board of Directors and that contains, among other things, a release provision, PC Mall shall pay Employee the equivalent of six months of Base Salary. This severance payment will be paid in equal installment over a period of six months. After the Company has satisfied its severance payment obligations under this Section, all obligations of the Company under this Agreement shall immediately cease.”

2.          Except to the extent specifically modified herein, the Employment Agreement remains in full force and effect.

3.          This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party hereto, it being understood the parties need not sign the same counterpart.

4.          Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

Signature page follows immediately hereafter.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

 PC MALL, INC.

By:	/s/ Frank Khulusi
Name: Frank Khulusi Title: Chairman, CEO and President

EMPLOYEE

/s/ Robert I. Newton
Name: Robert I. Newton